CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

Amendment No. 3 to
FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

July 3, 2014
Date of Report
(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3
South Renmin Road
Chengdu, P. R. China, 610041
(Address of principal executive offices (zip code))

01186-28-8551-6696
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 8 – Other Events

Item 8.01. Other Events

On April 7, 2014, Tianyin Pharmaceutical Inc. (the “Company” or “TPI”) filed a Current Report on Form 8-K (the “Form 8-k”) regarding the examination for quality and pricing tests that were conducted by the CFDA of Sichuan province on the Company, which resulted in the Company’s Good Manufacturing Practice (“GMP”) certificate being administered by the provincial CFDA and, that as a result, production and sale of certain of the Company’s products were temporarily halted, pending the results of quality and pricing tests.

On May 14, 2014, the Company filed an amendment to the Form 8-K to announce that on May 9, 2014 the Company received its renewed GMP certificate for both of its Chengdu Tianyin’s pre-extraction facility in the city of Chengdu and formulation facility at Longquan County of Chengdu, valid until the end of 2015. Normal manufacturing and sales for most of the Company’s products resumed, except the tablets formulation division which was scheduled to be further inspected for its production process by the provincial CFDA staff on May 24, 2014. On June 23, 2014, the Company filed a second amendment to the Form 8-K to announce that the Company passed the inspection on its tablets formulation division and was waiting to receive the relevant GMP certificate.

The Company is filing this amendment to the Form 8-K to announce that on July 3, 2014 the Company received the relevant GMP certificate for the tablets formulation division issued by the CFDA of Sichuan province on June 20, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:	/s/ James Jiayuan Tong
Name: Dr. James Jiayuan Tong
Title: Chief Financial Officer

Dated:  July 8, 2014

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